Exhibit 10.12C

THIRD AMENDMENT TO LEASE AGREEMENT

This THIRD AMENDMENT TO LEASE AGREEMENT (“Third Amendment”) is made and entered into effective as of March 15, 2013, by and between NOP COTTONWOOD 2825, LLC, a Delaware limited liability company (“Landlord”), and FUSION-IO, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Fusion Multisystems, Inc., a Nevada corporation (“Fusion Multisystems”) entered into that certain Lease Agreement dated as of May 28, 2010 (the “Original Lease”), as amended by that certain (i) First Amendment to Lease Agreement dated as of August 16, 2011 (the “First Amendment”), between Landlord and Tenant (as successor-in-interest to Fusion Multisystems as Tenant under the Original Lease), and (ii) Second Amendment to Lease Agreement dated as of December 2, 2011 (the “Second Amendment”), between Landlord and Tenant.

B. The Original Lease, First Amendment and Second Amendment are collectively referred to herein as the “Lease”.

C. Pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord approximately 41,367 square feet of Rentable Area (34,753 square feet of usable area) (the “Existing Premises”) on the first (1st) and second (2nd) floors of that certain office building addressed as 2825 East Cottonwood Parkway, Salt Lake City, Utah (the “Building”).

D. Landlord and Tenant now desire to amend the Lease to (i) expand the Existing Premises by that certain space depicted on Exhibit A attached hereto, containing approximately 3,509 square feet of Rentable Area (2,948 square feet of usable area) commonly known as Suite 350 and located on the third (3rd) floor of the Building (the “Second Expansion Space”), and (ii) modify various terms and provisions of the Lease, all as hereinafter provided.

A G R E E M E N T :

1. Capitalized Terms. Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Second Amendment shall have the same meaning given such terms in the Lease.

2. Second Expansion Space.

2.1. Addition of Second Expansion Space. The Second Expansion Space shall be leased for a term (the “Second Expansion Space Term”) which commences upon the Second Expansion Space Commencement Date (as defined below) and expires coterminously with Tenant’s lease of the Existing Premises (i.e., on September 30, 2021), unless sooner terminated (or extended) as provided in the Lease (as amended hereby), and upon the same terms and conditions set forth in the Lease, subject to the modifications set forth in this Third Amendment. From and after the Second Expansion Space Commencement Date, the Existing Premises and the Second Expansion Space shall be collectively referred to as the “Premises” and shall contain a total of approximately 44,876 square feet of Rentable Area and 37,701 square feet of usable area.

2.2. Second Expansion Space Commencement Date. For purposes of this Third Amendment, the “Second Expansion Space Commencement Date” shall mean the earlier of: (i) June 22, 2013 (as may be extended as provided hereinbelow); (ii) the date Tenant commences business operations in all or any portion of the Second Expansion Space; and (iii) the date of Substantial Completion of the Second Expansion Space. “Substantial Completion of the Second Expansion Space” shall occur upon the date that both (A) the SEP Refurbishment Work (as defined below) for the Second Expansion Space has been substantially completed, minor punch-list items excepted (as reasonably determined by Landlord), in accordance with plans and specifications submitted to and approved by Landlord and otherwise in compliance with the terms of Article 11 of the Original Lease, and (B) a certificate of occupancy, temporary certificate of occupancy or its equivalent permitting Tenant to occupy the Second Expansion Space has been issued by the applicable governmental agency. Notwithstanding the foregoing to the contrary, if Landlord is delayed in delivering possession of the Second Expansion Space to Tenant beyond March 22, 2013, then the June 22, 2013 date set forth in clause (i) hereinabove shall be extended on a day-for-day basis for each day Landlord is so delayed in delivering possession of the Second Expansion Space to Tenant beyond March 22, 2013. In addition, to the extent that Substantial Completion of the Second Expansion Space is actually delayed beyond June 22, 2013 as a result of any Landlord Delays (as defined below), then, subject to the limitations set forth in Section 2.3 below, the Second Expansion Space Commencement Date shall be extended by the number of days of any such Landlord Delays; provided, however, in no event shall the Second Expansion Space Commencement Date be delayed pursuant to this Section 2.2 beyond the date Tenant commences business operations in all or any portion of the Second Expansion Space.

2.3. Landlord Delays. For purposes hereof, the phrase “Landlord Delays” shall mean any actual delay in Substantial Completion of the Second Expansion Space beyond June 20, 2013 as a result of (i) Landlord’s failure to timely approve or disapprove any matter requiring Landlord’s approval pursuant to Article 11 of the Original Lease, (ii) Landlord’s failure to timely disburse the SEP Refurbishment Allowance (as defined in and pursuant to Section 6.2 below), or (iii) the negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees. Notwithstanding the foregoing to the contrary:

(A) no Landlord Delay shall be deemed to have occurred unless Tenant has delivered to Landlord written notice (the “Delay Notice”) specifying in reasonable detail the actions, inactions or circumstances Tenant claims constitute such Landlord Delays within three (3) business days after Tenant becomes aware of the occurrence of the action, inactions or circumstances; and

(B) no Landlord Delay shall be deemed to have occurred if Landlord cures the event which would otherwise constitute such Landlord Delay within one (1) business day after Landlord receives the Delay Notice from Tenant specifying such contended delay (the “Delay Grace Period”); provided that Landlord shall only be permitted an aggregate of ten (10) business days of Delay Grace Period and, thereafter, a Landlord Delay shall commence upon the delivery of the Delay Notice to Landlord.

2.4. Delivery of Second Expansion Space. Landlord and Tenant presently anticipate that the Second Expansion Space will be delivered to Tenant on or about March 20, 2013; however, if Landlord is unable to deliver the Second Expansion Space by such date, then: (i) the validity of this Third Amendment or the Lease shall not be affected or impaired thereby; (ii) subject to Section 2.2 above and Section 2.5 below, Landlord shall not be in default hereunder or under the Lease (as amended hereby) or be liable for damages therefor; and (iii) Tenant shall accept possession of the Second Expansion Space when Landlord delivers the Second Expansion Space to Tenant.

2.5. Termination for Delay. Notwithstanding the foregoing, if Landlord is unable to deliver possession of the Second Expansion Space to Tenant by the date that is one hundred eighty (180) days after the date of the mutual execution and delivery of this Third Amendment (the “Delivery Termination Date”), then Tenant may terminate this Third Amendment (other than this Section 2.5 and Sections 8 and 10 through 13 below), by delivering to Landlord written notice thereof (a “Termination Notice”) at any time before the earlier of (i) ten (10) days following the Delivery Termination Date or (ii) the date on which Landlord delivers possession of the Second Expansion Space to Tenant; however, the Delivery Termination Date shall be extended on a day-for-day basis for each day of delay attributable to an event of Force Majeure. The termination right afforded to Tenant under this Section 2.5 shall be Tenant’s sole remedy for Landlord’s failure to timely deliver possession of the Second Expansion Space to Tenant by the Delivery Termination Date (as may be so extended). Time is of the essence for the delivery the Termination Notice under this Section 2.5; accordingly, if Tenant fails to timely deliver the Termination Notice, Tenant’s right to so terminate this Third Amendment under this Section 2.5 shall expire. If Tenant timely delivers a Termination Notice to Landlord pursuant to this Section 2.5, then effective from and after the date of such delivery, this Third Amendment (other than this Section 2.5 and Sections 8 and 10 through 13 below) shall be deemed terminated and of no further force or effect and Landlord and Tenant shall have no further liability to each other with respect thereto.

2.6. SEP Work Period. During the period commencing upon Landlord’s delivery of possession of the Second Expansion Space to Tenant and continuing until the day immediately prior to the Second Expansion Space Commencement Date (each such period referred to herein as a “SEP Work Period”), Tenant shall have the right to enter into the Second Expansion Space for the sole purpose of performing the SEP Refurbishment Work and/or installing furniture, fixtures and equipment therein. All of the terms and conditions of the Lease (as amended hereby) shall apply during the SEP Work Period, including, without limitation, Tenant’s obligation to pay to Landlord all sums and charges required to be paid by Tenant for the Second Expansion Space under the Lease (as amended hereby) as though the Second Expansion Space Commencement Date had occurred; provided however, that during the SEP Work Period, Tenant shall not be obligated to pay Base Rent or Tenant’s Share of increases in Operating Expenses for the Second Expansion Space until the Second Expansion Space Commencement Date actually occurs (it being acknowledged, however, that Tenant shall continue to have the obligation to pay to Landlord Base Rent and Tenant’s Share of increases in Operating Expenses for the Existing Premises during the SEP Work Period pursuant to and in accordance with the terms of the Lease, as amended hereby).

2.7. Confirmation of Second Expansion Space Commencement Date. Following the Second Expansion Space Commencement Date, Landlord shall deliver to Tenant a notice of Second Expansion Space Term dates in the form of Exhibit B attached hereto, which notice Tenant shall execute and return to Landlord within ten (10) business days after Tenant’s receipt thereof.

3. Base Rent. Notwithstanding the provisions of the Lease to the contrary, during the Second Expansion Space Term, the Base Rent payable by Tenant for the Second Expansion Space shall be (i) calculated separately and apart from the Base Rent payable by Tenant for the Existing Premises, and (ii) as set forth in the following schedule, subject to abatement as set forth in Section 4 below:

Period of Second Expansion Space Term	Monthly Base Rent	Annual Base Rent Rate Per Square Foot of Rentable Area of Second Expansion Space
Second Expansion Space Commencement Date – 05/31/14	$8,406.98	$28.75
06/01/14 – 05/31/15	$8,658.46	$29.61
06/01/15 – 05/31/16	$8,918.71	$30.50
06/01/16 – 05/31/17	$9,184.81	$31.41
06/01/17 – 05/31/18	$9,462.61	$32.36
06/01/18 – 05/31/19	$9,746.25	$33.33
06/01/19 – 05/31/20	$10,038.66	$34.33
06/01/20 – 05/31/21	$10,339.85	$35.36
06/01/21 – 09/30/21	$10,649.82	$36.42

4. Abatement of Base Rent. Notwithstanding anything to the contrary in Section 3 above, and provided that Tenant faithfully performs all of the terms and conditions of the Lease (as amended hereby), Landlord shall abate Tenant’s obligation to pay the monthly installments of Base Rent otherwise payable by Tenant for the Second Expansion Space, only, for the first six (6) months of the Second Expansion Space Term (the “SEP Abated Rent”). During such abatement period, Tenant shall remain responsible for the payment of all of its other monetary obligations under the Lease (as amended hereby). In the event of a default by Tenant under the terms of the Lease (as amended hereby) that results in the early termination of Tenant’s interest therein pursuant to the provisions of Article 24 of the Original Lease, then as a part of the recovery set forth therein, Landlord shall be entitled to the recovery of the unamortized portion of the SEP Abated Rent. For purposes of this Section 4, the SEP Abated Rent shall be amortized on a straight-line basis over the Second Expansion Space Term, and the unamortized balance thereof shall be determined based upon the unexpired portion of the Second Expansion Space Term as of the date of such early termination

5. Tenant’s Share of Increases in Operating Expenses. For purposes of calculating Tenant’s obligation to pay Tenant’s Share of the increases in Operating Expenses for the Second Expansion Space during the Second Expansion Space Term, (i) Tenant’s Share of the increases in Operating Expenses for the Second Expansion Space shall be calculated separate and apart from that of the Existing Premises and shall equal 3.23% (i.e., 3,509 square feet of Rentable Area in the Second Expansion Space/108,571 square feet of Rentable Area in the Building), and (ii) the Base Year for the Second Expansion Space shall be the calendar year 2013.

6. Condition of Premises; SEP Refurbishment Allowance.

6.1. Condition of Existing Premises. Tenant is in possession of the Existing Premises and shall continue to lease the same in its current “AS-IS” condition as of the date of the mutual execution and delivery of this Third Amendment without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements to the Existing Premises, except as otherwise set forth in the Lease.

6.2. Condition of Second Expansion Space; SEP Refurbishment Allowance. Landlord shall not be obligated to provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Second Expansion Space, and Tenant shall accept, in its “AS-IS” condition, the Second Expansion Space as of the Second Expansion Space Commencement Date. Notwithstanding the foregoing, Tenant shall be entitled to receive from Landlord a one (1) time refurbishment allowance (the “SEP Refurbishment Allowance”) in the amount of up to, but not exceeding, Seventy-Three Thousand Six Hundred Ninety-Nine and 91/100 Dollars ($73,699.91) (i.e., $25.00 per usable square foot in the Second Expansion Space) to help reimburse Tenant for the actual out-of-pocket costs incurred and paid for by Tenant (collectively, the “SEP Refurbishment Costs”) during the period commencing on the commencement date of the SEP Work Period and expiring on May 31, 2014 (the “SEP Refurbishment Period”), for the design, construction, acquisition and installation of any permanently affixed tenant improvements and alterations which are made and/or installed by or for Tenant in or to the Second Expansion Space (the “SEP Refurbishment Work”). All SEP Refurbishment Work shall be undertaken by Tenant in compliance with Article 11 of the Original Lease, and performed by contractors and subcontractors designated and retained by Tenant (subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditions or delayed). In no event shall Landlord be obligated to make disbursements pursuant to this Section 6.2 in a total amount which exceeds the SEP Refurbishment Allowance. Landlord shall disburse the portion of the SEP Refurbishment Allowance to be used to reimburse Tenant for the SEP Refurbishment Costs within thirty (30)

days after Landlord has received all of the following (collectively, the “Draw Documents”): (A) a request for payment by Tenant certifying that the SEP Refurbishment Work has been completed; (B) factually correct invoices for labor and materials rendered in connection with and evidencing the SEP Refurbishment Work and the SEP Refurbishment Costs, and Tenant’s payment thereof; (C) final, unconditional executed mechanic’s lien releases from all contractors, subcontractors and other persons or entities performing the SEP Refurbishment Work, reasonably satisfactory to Landlord; and (D) all other information reasonably requested by Landlord. Notwithstanding the foregoing to the contrary, Landlord shall have no obligation to disburse any portion of the SEP Refurbishment Allowance (1) with respect to any SEP Refurbishment Work that is performed prior to or after the SEP Refurbishment Period, or (2) with respect to any Draw Documents delivered by Tenant prior to the SEP Refurbishment Period or after the date which is thirty (30) days after the expiration of the SEP Refurbishment Period. Tenant shall not be entitled to receive any portion of the SEP Refurbishment Allowance that is not used to pay for the SEP Refurbishment Costs of SEP Refurbishment Work performed during the SEP Refurbishment Period, and any such unused amounts of the SEP Refurbishment Allowance as of the end of the SEP Refurbishment Period shall revert to Landlord and Tenant shall have no further rights with respect thereto.

7. Parking. Landlord acknowledges that Tenant currently has the right to use, free-of-charge throughout the Term and any extension thereof, up to a total of one hundred seventy-four (174) Parking Passes (i.e., five (5) parking passes for each 1,000 square feet of usable area of the Existing Premises), three (3) of which Parking Passes are for Reserved Passes and the remainder of which are for Unreserved Passes. During the Second Expansion Space Term, as a result of the expansion of the Existing Premises by the Second Expansion Space, Tenant shall have the right to use, free-of-charge throughout the Second Expansion Space Term and any extension thereof, an additional fifteen (15) Unreserved Parking Passes (i.e., five (5) parking passes for each 1,000 square feet of usable area of the Second Expansion Space) such that, effective from and after the Second Expansion Space Commencement Date, Tenant shall have the right to use, free-of-charge throughout the remainder of the Term and any extension thereof, up to, but not exceeding, a total of one hundred one hundred eighty-nine (189) Parking Passes (i.e., five (5) parking passes for each 1,000 square feet of usable area of the Existing Premises and Second Expansion Space), three (3) of which shall continue to be Reserved Passes and the remainder of which shall be Unreserved Passes. Tenant’s use of the Parking Passes shall be otherwise be on the same terms and conditions as contained in Paragraph “E” of the Summary attached to the Original Lease and Section 5.6 of the Original Lease.

8. First Offer Notices. Tenant hereby acknowledges and agrees as follows: (i) Landlord has timely and properly delivered to Tenant First Offer Notices with respect to that certain space located on the fourth (4th) floor of the Building commonly known as (A) Suite 450 and containing a Rentable Area of approximately 1,818 square feet, and (B) Suite 460 and containing a Rentable Area of approximately 1,991 square feet (individually and collectively, the “Previously Offered Space”); (ii) Tenant refused or is deemed to have refused under Section 28.4 of the Original Lease to lease each and every Previously Offered Space; and (iii) as a result, Tenant no longer has a Right of First Offer with respect to all or any portion of the Previously Offered Space.

9. Building Exterior Sign. Landlord acknowledges that, if, as of the Second Expansion Space Commencement Date, Tenant is still leasing the Existing Premises (as currently constituted) under the Lease (as amended hereby) and the 108,325 square feet of Rentable Area which Tenant currently leases in the 2855 E. Cottonwood Building pursuant to the 2855 E. Cottonwood Lease, then the Building Exterior Sign Condition shall have been fulfilled (as further described in Section 7.3.2(a) of the Original Lease). Landlord and Tenant hereby agree that (i) if Tenant elects to install the Building Exterior Sign pursuant to and in accordance with Section 7.3.2(a) of the Original Lease, then the Building Exterior Sign shall be located on the parapet located on the eastern corner of the northern facing portion of the Building (in the approximate location as depicted on Exhibit C attached hereto), and (ii) notwithstanding anything to the contrary contained in the Lease (as amended hereby), Landlord shall have the right to permit another tenant or occupant of the Building to install a sign on the parapet located on the western corner of the northern facing portion of the Building.

10. Address of Landlord for Notices and Payment of Rent.

10.1. Landlord’s address for notices as set forth in Paragraph 2, Section “G” of the Summary attached to the Original Lease (as replaced in Section 8 of the First Amendment) is, from and after the date of mutual execution and delivery of this Third Amendment, modified as follows:

NOP Cottonwood 2825, LLC

c/o CommonWealth Partners Management LLC

515 South Flower Street, Floor 32

Los Angeles, CA 90071

Attention: Asset Manager - 2825 East Cottonwood

Telephone: 213.629.2100

Facsimile: 213.629.2114

With a copy to:

NOP Cottonwood 2825, LLC

2795 East Cottonwood Parkway, Suite 155

Salt Lake City, UT 84121

Telephone: 801.930.6200

Facsimile: 801.930.6205

10.2. Landlord’s address for the payment of Rent is, from and after the date of mutual execution and delivery of this Third Amendment, modified as follows:

ACH/Wire Transfer Instructions:

For Checks:

Remittance Address:

11. Brokers. Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment, except for Commerce Real Estate Solutions, representing Landlord and Coldwell Banker Commercial NRT, representing Tenant (collectively, the “Brokers”), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Landlord shall pay the Brokers a commission in connection with the execution of this Third Amendment pursuant to a separate agreement or agreements by and between and/or among Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing in connection with this Third Amendment on account of the indemnifying party’s dealings with any real estate broker or agent (other than the Brokers).

12. No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

13. Counterparts. This Third Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

“LANDLORD”

NOP COTTONWOOD 2825 LLC,

a Delaware limited liability company

By:	NOP COTTONWOOD HOLDINGS LLC,
a Delaware limited liability company
Its:	sole member

	By:	NATIONAL OFFICE PARTNERS LLC,
a California limited liability company
	Its:	sole member

		By:	CWP CAPITAL MANAGEMENT, LLC,
a Delaware limited liability company
		Its:	Manager

			By:	/s/ Joseph A. Corrente
			Name:	Joseph A. Corrente
			Its:	Senior Vice President

“TENANT”

FUSION-IO, INC.,

a Delaware corporation

By:	/s/ Dennis Wolf
Name:	Dennis Wolf
Its:	CFO

EXHIBIT A

DEPICTION OF SECOND EXPANSION SPACE

EXHIBIT B

NOTICE OF SECOND EXPANSION SPACE TERM DATES

To:	Fusion-IO, Inc.
2825 East Cottonwood Parkway, Suite
Salt Lake City, Utah 84101

Re:	Third Amendment to Lease Agreement dated as of March 15, 2013 (the “Third Amendment”), between NOP COTTONWOOD 2825, LLC, a Delaware limited liability company (“Landlord”), and FUSION-IO, INC., a Delaware corporation (“Tenant”)

To Whom It May Concern:

All terms not defined herein shall have the meaning ascribed to them in the Third Amendment.

In accordance with the Third Amendment, we wish to advise you and/or confirm as follows:

1. That the Second Expansion Space Commencement Date has occurred, and that the Second Expansion Space Term shall commence or has commenced as of                 and shall expire on September 30, 2021.

2. That in accordance with the Third Amendment, Base Rent for the Second Expansion Space commenced to accrue on                 .

3. If the Second Expansion Space Commencement Date is other than the first day of the month, the first billing for the Second Expansion Space will contain a pro rata adjustment. Each billing for the Second Expansion Space thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Third Amendment.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

“LANDLORD”

NOP COTTONWOOD 2825 LLC,

a Delaware limited liability company

By:	NOP COTTONWOOD HOLDINGS LLC,
a Delaware limited liability company
Its:	sole member

	By:	NATIONAL OFFICE PARTNERS LLC,
a California limited liability company
	Its:	sole member

		By:	CWP CAPITAL MANAGEMENT, LLC,
a Delaware limited liability company
		Its:	Manager

By:
Name:
Its:

“TENANT”

FUSION-IO, INC.,

a Delaware corporation

By:
Name:
Its:

EXHIBIT C

LOCATION OF BUILDING EXTERIOR SIGN